GlassBridge Reports Fourth Quarter and Full Year 2018 Financial Results

OAKDALE, Minn., March 13, 2019 — GlassBridge Enterprises, Inc. (OTCQX: GLAE) (“GlassBridge”, the “Company” or “we”) today announced its financial results for the fourth quarter and full year 2018.

Overview

During the fourth quarter, we continued various initiatives already underway to position the Company for future success. We settled the German levy with a nominal amount and reverse the $5 million levy accrual. We monetized certain IP property for approximately $1.0 million. The cash payment was received in Q1, 2019. In addition, a number of cost-cutting measures were instituted, including the closure of our Minnesota office and the significant board compensation reductions. As part of our office closure, we outsourced those administrative services to Clinton Group resulting in significant ongoing cost savings to the Company. The Company continues to evaluate strategic investment and partnership opportunities to grow our business.

“I am pleased that we have been able to continue to eliminate the legacy liabilities, monetize legacy assets and right-size our cost structure and lay the foundation for future success.” stated Danny Zheng, GlassBridge Interim CEO, “The various strategic initiatives underway position the Company to focus on its asset management business, pursue the levy claims in Europe as well as other transaction opportunities that will increase shareholder value.”

As disclosed in our Third Quarter 2018 release, we are facing increasing pension obligations and higher pension insurance premiums while our employee base has shrunk significantly over the last few years. The Company did not make a required contribution of $2.5 million that was due as of today due to a pending discussion with Pension Benefit Guaranty Corp (“PBGC”). The above past due payments are recorded as other current liabilities. The Company is seeking relief of its funding obligations from the PBGC. The future pension obligation is projected to be between $1.5 million and $2.0 million a year over the next seven years. If the Company is unsuccessful in its attempts to reach an agreement with PBGC, we would have to reevaluate our business strategies and alternatives.

GlassBridge Asset Management Update:

We have repositioned the resources of the Company to develop and grow our asset management business and pursue accretive strategic transactions. In addition to our technology-focused alternative asset management business driven by quantitative trading strategies, we have also focused on venture capital and other investment opportunities, including through our strategic partnership, “ARRIVE,” with Primary Venture Partners and Roc Nation, a global sports and entertainment management organization.

GlassBridge Asset Management, LLC (“GBAM”) - our investment advisory subsidiary continues to engage in discussions with a number of strategic investors regarding our product offerings, and we have had some success curating and positioning our multiple sub-strategies into products designed to match an investor’s needs. We continue to move forward with our Asia-focused joint venture to offer dedicated quantitative products tailored for the Asian financial markets. We believe there is opportunity in these regions due to geographic interest in technology-driven products, and there has been positive institutional feedback. We are currently in discussions with a number of well-established financial institutions, including several which specialize in digital distribution.

ARRIVE has continued to execute on its business plan of making early-stage investments in consumer facing businesses where they can be a value-added partner. The investments ARRIVE has made to date have performed well and the pipeline for additional investments is robust. ARRIVE has also been focused on growing its business through multiple avenues including raising third-party capital.

We will continue to grow the asset management business in a measured way moving forward. Additionally we will continue to evaluate the viability of certain initiatives as well as pursue strategic transactions that can complement or supplement our existing businesses. Our board continues to be open to all strategic alternatives to maximize shareholder value.

We will provide updates on our various initiatives as well as the status of our attempts at resolution with the PBGC to enable us to operate and grow our business in the most efficient and profitable way possible.

Overview of Financial Results

Following the sale of the Nexsan Business in Q3, 2018, the Company does not have any revenue, gross margin or research and development expenses in continuing operations for the periods presented. Selling, general and administrative expenses declined by $0.1 million, or 7.1 percent year-over-year. Operating loss from continuing operations increased from $1.4 million in Q4 2017 to a loss of $2.8 million in Q4 2018. The current quarter loss was due to an intangible impairment of $6.2 million, partially offset by a gain of $5.0 million related to the reversal of Germany Levy accrual. Discontinued operations had a gain of $3.0 million in Q4 2018 compared to a $4.6 million loss in Q4 2017. Our cash balance was $4.9 million as of December 31, 2018.

Detailed Q4 2018 Results

The following financial results are for the current and prior period unless otherwise indicated. Included within the following financial results are our continuing operations, including the corporate holding company and our asset management business.

Net revenue Following the sale of the Nexsan Business, the Company does not have any revenue for the periods presented.

Gross margin Following the sale of the Nexsan Business, the Company does not have any gross margin for the periods presented.

Selling, general and administrative expenses in Q4 2018 were $1.3 million, slightly down from $1.4 million in Q4 2017.

Research and development Following the sale of the Nexsan Business, the Company does not have any research and development expenses for the periods presented.

GBAM Fund expenses were $0.2 million in Q4 2018 and in Q4 2017. GBAM Fund expenses include general and administrative expenses for our investment vehicle launched at the end of the second quarter in 2017.

Operating loss from continuing operations was $2.8 million in Q4 2018 compared to a loss of $1.4 million in Q4 2017, primarily due to an intangible impairment of $6.2 million, partially offset by a gain of $5.0 million related to a Germany Levy settlement in Q4 2018.

Net loss from GBAM Fund activities were $0.2 million in Q4 2018 compared to a $1.2 million gain in Q4 2017. Net gain (loss) from GBAM Fund activities include income or loss associated with our proprietary investment in GBAM fund.

Income tax provision was $0.1 million in Q4 2018 compared to a $2.2 million benefit in Q4 2017.

Discontinued operations had a gain (after tax) in Q4 2018 of $3.0 million compared with a loss (after tax) of $4.6 million in Q4 2017. The $7.6 million change was primarily due to Nexsan goodwill and intangible impairments of $6.5 million in Q4 2017 and Nexsan operating losses of $1.6 million in Q4 2017.

Net gain was $0.2 million for Q4 2018 compared to a net loss of $3.5 million in Q4 2017.

Net Gain per share was $0.04 in Q4 2018 compared with a loss per share of $0.74 in Q4 2017 based on weighted average shares outstanding of 5.1 million and 4.7 million, respectively.

Cash and short-term investments were $4.9 million as of December 31, 2018, down by $1.4 million during Q4 2018, primarily driven the operating losses.

Full Year 2018 Summary

For the twelve months ended December 31, 2018, GlassBridge reported no revenue following the sale of Nexsan business. Operating loss from continuing operations totaled $8.8 million, including an intangible assets impairment of $6.2 million. Discontinued operation had a gain of $12.8 million. Net gain was 4.1 million. The basic and diluted net gain per share was $0.80.

Liquidity

Our cash balance and the short-term investment was $4.9 million as of December 31, 2018. Our liquidity needs for the next 12 months include the following: corporate expenses of approximately $2.0 million, pension obligation funding costs will be approximately $4.0 million (if we do not obtain funding relief from the Pension Benefit Guaranty Corporation and we are required to make the minimum pension contributions), legal settlement payment of $1.0 million to CMC and others of $0.5 million, and any cash shortfall associated with the Asset Management Business.

We expect that our cash and short-term investments, asset monetization (i.e. the $1.0 million proceed from the IP sale, monetizing $4.0 investment in Arrive) and the tax refund of $1.1 million will provide liquidity sufficient to meet our obligations as they become due within one year from the date these financial statements are issued. We also plan to raise additional capital from non-strategic asset sales, or otherwise, if necessary, although no assurance can be made that we will be able to secure such financing, if needed, on favorable terms or at all.

Description of Tables

Table One — Condensed Consolidated Statements of Operations

Table Two — Condensed Consolidated Balance Sheets

Table Three — Supplemental Segment and Product Information

Table Four — Additional Information

About GlassBridge Enterprises

GlassBridge Enterprises, Inc. (OTCQX: GLAE) is a holding company. We actively explore a diverse range of new, strategic asset management business opportunities for our portfolio. The Company’s wholly-owned subsidiary, GBAM, is an investment advisor focused on technology-driven and quantitative strategies and other alternative investment strategies. For more information, please visit GlassBridge’s website at www.glassbridge.com.

Forward-Looking Statements

Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, revenues, expenses or other future financial or business performance or strategies, our share repurchase program, the launch of our asset management business and the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to a wide range of risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include various factors set forth from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including the following: our need for substantial additional capital in order to fund our business; our ability to realize the anticipated benefits of our restructuring plan and other recent significant changes; the negative impacts of our delisting from the NYSE, including reduced liquidity and market price of our common stock and the number of investors willing to hold or acquire our common stock; significant costs relating to pending and future litigation; our ability to attract and retain talented personnel; the structure or success of our participation in any joint investments; risks associated with any future acquisition or business opportunities; our need to consume resources in researching acquisitions, business opportunities or financings and capital market transactions; our ability to integrate additional businesses or technologies; the impact of our reverse stock split on the market trading liquidity of our common stock; the market price volatility of our common stock; our need to incur asset impairment charges for intangible assets and goodwill; significant changes in discount rates, rates of return on pension assets and mortality tables; our reliance on aging information systems and our ability to protect those systems against security breaches; our ability to integrate accounting systems; changes in European law or practice related to the imposition or collectability of optical levies; changes in tax guidance and related interpretations and inspections by tax authorities; our ability to raise capital from third party investors for our asset management business; the efforts of key personnel of the Clinton Group, Inc. (“Clinton”) and the performance of Clinton’s overall business; our ability to comply with extensive regulations relating to the launch and operation of our asset management business; our ability to compete in the intensely competitive asset management business; the performance of any investment funds we sponsor or accounts we manage, including any fund or account managed by Clinton; difficult market and economic conditions, including changes in interest rates and volatile equity and credit markets; our ability to achieve steady earnings growth on a quarterly basis in our asset management business; the significant demands placed on our resources and employees, and associated increases in expenses, risks and regulatory oversight, resulting from the potential growth of our asset management business; our ability to establish a favorable reputation for our asset management business; the lack of operating history of our asset manager subsidiary and any funds that we may sponsor; and other risks and uncertainties set forth in our filings with the SEC. We assume no obligation to update forward-looking statements except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Disclaimers

This press release does not constitute an offer to sell or a solicitation to buy any securities or otherwise invest in any investment vehicle managed, advised or coordinated by GBAM (collectively, the “GlassBridge Vehicle”), and may not be relied upon in connection with any investment or offer or sale of securities. Any such offer or solicitation may only be made pursuant to the current Confidential Private Offering Memorandum (or similar document) for any such GlassBridge Vehicle, which is provided only to qualified offerees and which should be carefully reviewed prior to investing. GBAM is a newly formed entity and the GlassBridge Vehicles are currently either in formation state or have recently launched. GBAM is registered as an investment adviser with the SEC under the U.S. Investment Advisers Act of 1940, as amended, or under similar state laws, and nothing in this press release constitutes investment advice with respect to securities.

For Further Information

Stockholders of GlassBridge Enterprises, Inc. - Danny Zheng, Interim CEO, Chief Financial Officer, (651) 704-4311; Prospective Investors in GlassBridge Vehicles -Daniel Strauss, Chief Operating Officer, (212) 825-0400.

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except for per share amounts)

(Unaudited)

	Three Months Ended		Tweleve Months Ended
	December 31		December 31
	2018	2017	2018	2017
Net revenue	$-	$-	$-	$-
Cost of goods sold	-	-	-	-
Gross profit	-	-	-	-

Operating expenses:
Selling, general and administrative	1.3	1.4	6.4	8.4
GBAM Fund expenses	0.2	0.2	0.5	0.5
Intangible assets impairment	6.2	-	6.2	-
Restructuring and other	(4.9)	(0.2)	(4.8)	(0.2)
Total operating expenses	2.8	1.4	8.3	8.7

Operating loss from continuing operations	(2.8)	(1.4)	(8.3)	(8.7)

Other income (expense):
Interest expense	-	-	(0.1)	-
Net gain (loss) from GBAM Fund activities	(0.2)	0.2	(0.9)	1.2
Other income (expense), net	0.1	0.1	0.5	(0.5)
Total other income (expense)	(0.1)	0.3	(0.5)	0.7

Loss from continuing operations before income taxes	(2.9)	(1.1)	(8.8)	(8.0)

Income tax benefit	0.1	2.2	0.1	5.7

Gain (loss) from continuing operations	(2.8)	1.1	(8.7)	(2.3)

Discontinued operations:
Gain (loss) from discontinued operations, net of income taxes	2.7	(4.6)	6.4	(6.1)
Gain on sale of discontinued businesses, net of income taxes	0.3	-	6.4	-
Income (loss) from discontinued operations, net of income taxes	3.0	(4.6)	12.8	(6.1)

Net gain (loss)	$0.2	$(3.5)	$4.1	$(8.4)

Gain (loss) per common share attributable to GlassBridge common shareholders - basic and diluted:
Continuing operations	$(0.55)	$0.23	$(1.71)	$(0.49)
Discontinued operations	0.59	(0.98)	2.51	(1.30)
Net Gain (loss)	$0.04	$(0.74)	$0.80	$(1.79)

Weighted average shares outstanding:
Basic and diluted	5.1	4.7	5.1	4.7

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$4.9	$8.7
Short term investments	-	0.7
Accounts receivable, net	-	-
Other current assets	1.2	0.5
Current assets of discontinued operations	2.4	11.5

Total current assets	8.5	21.4

Intangible assets, net	-	8.2
Other assets	6.1	6.4
Non-current assets of discontinued operations	0.4	4.2

Total assets	$15.0	$40.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$0.4	$0.3
Other current liabilities	3.3	7.6
Current liabilities of discontinued operations	4.6	20.2

Total current liabilities	8.3	28.1
Other liabilities	23.7	25.2
Other liabilities of discontinued operations	2.2	13.6

Total liabilities	34.2	66.9

Shareholders’ deficit:
Total GlassBridge Enterprises, Inc. shareholders’ deficit	(19.2)	(22.0)
Noncontrolling interest	-	(4.7)
Shareholders’ deficit	(19.2)	(26.7)

Total liabilities and shareholders’ deficit	$15.0	$40.2

GLASSBRIDGE ENTERPRISES, INC.

SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION

(Dollars in millions)

(Unaudited)

	Three months ended December 31,		Three months ended December 31,
	2018		2017		% Change
	Revenue	% Total	Revenue	% Total
Asset Management	-		-
Total	$0.0		$0.0

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Asset Management	(0.9)	NM	(1.4)	NM	-35.7%
Intangible Assets Impairment	(6.2)	NM	-	NM	NM
Corp/Unallocated (1)	4.3	NM	-	NM	#DIV/0!
Total operating loss from continuing operations	$(2.8)	NM	$(1.4)	NM

	Net gain (loss) from GBAM Fund activities	OI %	Net gain (loss) from GBAM Fund activities	OI %
Asset Management (2)	$(0.2)	NM	$0.2	NM	NM

	Twelve months ended December 31,		Twelve months ended December 31,
	2018		2017		% Change
	Revenue	% Total	Revenue	% Total
Asset Management	-		-		NM
Total	$0.0		$0.0

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Asset Management	(3.6)	NM	(4.3)	NM	-16.3%
Intangible Assets Impairment	(6.2)	NM	-	NM	NM
Corp/Unallocated (1)	1.5	NM	(4.4)	NM	-134.1%
Total operating loss from continuing operations	$(8.3)	NM	$(8.7)	NM

	Net gain (loss) from GBAM Fund activities	OI %	Net gain (loss) from GBAM Fund activities	OI %
Asset Management (2)	$(0.9)	NM	$1.2	NM	NM

NM - Not Meaningful

(1) Corporate and unallocated operating loss includes costs which are not allocated to the business segment in management’s evaluation of segment performance, such as litigation settlement expense, corporate expense and restructuring and other expenses.

(2) Net gain (loss) from GBAM Fund activities are included in management’s evaluation for the asset management business which include income or loss associated with our investment vehicle launched at the end of the second quarter in 2017.

GLASSBRIDGE ENTERPRISES, INC.

ADDITIONAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Cash and Cash Flow Information - Continuing Operations	2018	2017	2018	2017

Cash and cash equivalents - end of period	$4.9	$8.7	$4.9	$8.7
Amortization	$0.5	$0.5	$1.9	$1.9

Other Information

Approximate employee count as of December 31, 2018:	5
Approximate employee count as of December 31, 2017:	120
Book value per share attributable to GlassBridge Enterprises, Inc. as of December 31, 2018:	$(3.76)
Shares used to calculate book value per share (millions):	5.1